Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2007 relating to the financial statements of World Heart Corporation included in its Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
November 5, 2008